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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 17, 2006

                               ONE IP VOICE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    001-12155              06-1205743
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)        Identification No.)


   22 Prestige Park Circle, East Hartford, CT                06108-3728
    (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (860) 610-6000


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On October 17, 2006, the Company and the Laurus Master Fund. LTD. ("Laurus") executed and entered into an Amendment and Forbearance Agreement, and related documents, pursuant to which among other things (a) Laurus was issued a Secured Demand Note, with interest accruing at prime plus 2%, for a principal amount of up to $1,000,000 (the "New Note") ($500,000 of which has been advanced and up to $500,000 additional may be advanced depending on the aggregate amount of proceeds from future financings) and a Common Stock Purchase Warrant to purchase up to a certain number of shares of Company's common stock at $0.60 per share (the "New Warrant"); (b) the conversion price under the existing Secured Revolving Note and Secured Convertible Minimum Borrowing Notes previously issued to Laurus (the "Prior Notes"), as well as the exercise price for the previously issued Common Stock Purchase Warrant to Laurus dated March 31, 2005 to purchase up to 500,000 shares of Company's common stock (the "Prior Warrant), were each reduced to $.60 per share; (c) a Master Security Agreement (the "Master Security Agreement")granting Laurus security interest in all of the assets of the Company's and its wholly-owned subsidiary, OIPV Corp. (the "Subsidiary"); (d) two separate Stock Pledge Agreements each pledging all of the shares of common stock of the Subsidiary issued to the Company pursuant to the Master Security Agreement and the Security Agreement between the same parties dated March 31, 2005; and (e) Laurus agreed to forbear from exercising its rights with respect to certain events of default that may have occurred or existing under its financing agreements with the Company and OIPV Corp., for a period of time.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      Pursuant to the Amendment and Forbearance Agreement described in Item 1.01 above, the New Warrant allows Laurus to purchase Company's common stock at $0.60 per share up to a number equal to 8,333.34 shares of Common Stock for each tranche of $10,000 funded by Laurus to the Company or its designee under the Secured Demand Note.

      The New Warrant also contains normal anti-dilution clauses in the event of stock splits or stock dividends, and provides registration rights with respect to the underlying equity securities to be equal to the registration rights of certain future investors in the Company.

      This transaction was completed in a private offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The New Warrant and its underlying securities were not registered under the Securities Act of 1933, as amended, or applicable state securities laws. The New Warrant and its underlying securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and applicable state securities laws, pursuant to registration or exemption from those laws.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

      Under the Amendment and Forbearance Agreement described in Item 1.01 above, conversion of the current aggregate principal amounts under the Prior Notes at the reduced fixed conversion price of $.60 could result in the potential issuance of approximately 707,000 more shares of common stock than would have been issued under the pre-amendment fixed conversion prices.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

      99.1    Amendment and Forbearance Agreement dated October 17, 2006.
      99.2    Secured Demand Note dated October 17, 2006.
      99.3    Common Stock Purchase Warrant dated October 17, 2006.
      99.4    Master Security Agreement dated October 17, 2006.
      99.5    Stock Pledge Agreement dated October 17, 2006.
      99.6    Stock Pledge Agreement dated October 17, 2006.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ONE IP VOICE, INC.


                                       By: /s/ Robert G. LaVigne
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                                           Robert G. LaVigne
                                           Executive Vice President &
                                           Chief Financial Officer

Date:  October 23, 2006

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